UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2016

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2300 Warrenville Rd. Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

630-296-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 18, 2016, Mark Heaney ceased serving as the President and Chief Executive Officer of Addus HomeCare Corporation (the “Company”), and as Chairman of the Company’s Board of Directors. He remains a member of the Company’s Board of Directors. The terms of Mr. Heaney’s separation are being negotiated.

Also effective January 18, 2016, R. Dirk Allison, a member of the Company’s Board of Directors, was appointed as the Company’s President and Chief Executive Officer. Mr. Allison, age 59, has served as member of the Company’s Board of Directors since October 2010 and was Chairman of the Company’s Audit Committee from 2013 until his appointment as President and CEO. In connection with his appointment as President and CEO, Mr. Allison resigned his positions as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Company’s Board of Directors, but remains a member of the Company’s Board of Directors. From July 2013 until January 2015, Mr. Allison served as a director of Curo Health Services. From October 2011 to August 2014, Mr. Allison served as the President and Chief Executive Officer of Correctional Healthcare Companies. Prior to joining Correctional Healthcare Companies, Mr. Allison served as the President and Chief Executive Officer of CCS Medical from March 2011 until May 2013. Prior to joining CCS Medical, Mr. Allison served as Senior Vice President, Chief Financial Officer and Treasurer of Odyssey Healthcare, Inc., a provider of hospice in the United States. Odyssey was a publicly traded NASDAQ company prior to its August 2010 acquisition by Gentiva Health Services, Inc. Prior to joining Odyssey in 2006, Mr. Allison was Executive Vice President and Chief Financial Officer of Omniflight, Inc., a privately held operator of aviation support services to the healthcare industry. Prior to Omniflight, Mr. Allison served for approximately three and a half years as Executive Vice President and Chief Financial Officer of Ardent Health Services LLC, a privately held operator of acute care and behavioral care hospitals, and for approximately four years as Executive Vice President, Chief Financial Officer and Treasurer of Renal Care Group, Inc., which was a publicly traded operator of dialysis centers. Between 1987 and 1999, Mr. Allison served as President and Chief Executive Officer of several publicly and privately held healthcare companies, including a physician practice management company and several institutional pharmacy providers. Mr. Allison earned a master’s degree in business administration at the University of Dallas and his BBA at the University of Louisiana at Monroe (formerly Northeast Louisiana University) and is a Certified Public Accountant (CPA). The terms of Mr. Allison’s employment agreement are being negotiated.

In connection with the foregoing, Steve Geringer, a member of the Company’s Board of Directors, was named Chairman of the Board of Directors, Michael Earley, a member of the Company’s Board of Directors, was named Chairman of its Audit Committee and was appointed to its Nominating Committee and Corporate Governance Committee, and Simon Bachleda, a member of the Company’s Board of Directors, was appointed to the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: January 22, 2016	By:	/S/ DONALD KLINK
	Name:	Donald Klink
	Title:	Chief Financial Officer